                                                                   EXHIBIT 12.2

                            PACCAR Financial Corp.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      PURSUANT TO THE SUPPORT AGREEMENT
                        BETWEEN THE COMPANY AND PACCAR
                            (Thousands of Dollars)

                                                                  Year Ended December 31
                                    ----------------------------------------------------------------------------------
                                         1998             1997             1996            1995             1994
                                         ----             ----             ----            ----             ----
FIXED CHARGES
  Interest expense                    $   112,958      $   101,440      $    98,536     $    89,796      $    62,851
  Facility and equipment
      rental                                  930              772              730             714              678
                                      -----------      -----------      -----------     -----------      -----------

TOTAL FIXED CHARGES                      $113,888      $   102,212      $    99,266     $    90,510      $    63,529
                                      -----------      -----------      -----------     -----------      -----------
                                      -----------      -----------      -----------     -----------      -----------

EARNINGS
  Income before taxes                 $    40,378      $    50,697           52,180     $    46,730      $    42,147
  Depreciation                              6,631            7,618            9,579          10,605           10,168
                                      -----------      -----------      -----------     -----------      -----------
                                           47,009           58,315           61,759          57,335           52,315

FIXED CHARGES                             113,888          102,212           99,266          90,510           63,529
                                      -----------      -----------      -----------     -----------      -----------

EARNINGS AS DEFINED                   $   160,897      $   160,527      $   161,025     $   147,845      $   115,844
                                      -----------      -----------      -----------     -----------      -----------
                                      -----------      -----------      -----------     -----------      -----------

RATIO OF EARNINGS
  TO FIXED CHARGES                       1.41x            1.57x           1.62x            1.63x           1.82x


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